Exhibit 10.1.7

CONSENT AGREEMENT
TO
LOAN AND SECURITY AGREEMENT

     THIS CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT (this “Consent”) dated as of March 12, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, in its individual capacity, and BANK OF AMERICA, N.A. (collectively, “Lenders”).

RECITALS:

     WHEREAS, Borrowers, Administrative Agent and Lenders are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

     WHEREAS, Borrower requests Administrative Agent to consent to certain matters as provided herein, and Borrower, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

     1. Consent. Subject to the terms and conditions set forth in this Consent, and notwithstanding anything in the Financing Agreements to the contrary, from and after the Consent Effective Date, Administrative Agent and Lenders consent to (a) the issuance by Parent of a minimum of 146,627 and a maximum of 1,054,837 shares) of Series A Convertible Preferred Stock of Parent (the “Preferred Stock”), on the terms and conditions described in that certain Confidential Private Placement Memorandum, dated February 22, 2010 and the First Supplement dated March 10, 2010, each in the form attached hereto as Exhibit A (collectively, the “PPM”), and (b) notwithstanding Section 9.15 of the Loan Agreement, (i) the amendment of Parent’s Certificate of Incorporation to add the Certificate of Designation with respect to the Preferred Stock in the form attached hereto as Exhibit B (the “Certificate of Designation”), (ii) the amendment of Parent’s shareholders agreement in the form attached hereto as Exhibit C (the “Shareholders Agreement Amendment”) and (iii) the entering into by Parent of an investor rights agreement with purchasers of the Preferred Stock in the form attached hereto as Exhibit D (the “Investor Rights Agreement”).

     2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

          a. Section 1.1 of the Loan Agreement is hereby amended as follows:

     i. the definition of “Change of Control” therein is hereby amended by changing the reference to “thirty-five percent (35%)” in clause (i) thereof to “twenty-five percent (25%)”.

     ii. the definition of “Consolidated Net Income” therein is hereby amended by adding the following immediately prior to the period at the end of such definition: “; provided, however, that for the avoidance of doubt the penalty payments described Section 2.1 of the Investor Rights Agreement shall be treated as expenses for purposes of calculating net income or net loss.”

          b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined terms in alphabetical order:

     “Consent Effective Date” means March 12, 2010.

      “Investor Rights Agreement” means that certain investor rights agreement in the form attached as Exhibit D to the Consent to be entered into by Parent with the purchasers of the Preferred Stock.

     “Preferred Stock” means the Series A Convertible Preferred Stock of Parent.

          c. Section 7.1 of the Loan Agreement is hereby amended by changing the reference to “thirty-five percent (35%)” in the fourth sentence thereof to “twenty-five percent (25%)”.

          d. Section 9.9 of the Loan Agreement is hereby amended by deleting the word “and” immediately prior to clause (iii) therein and by adding the following immediately prior to the period at the end of such section: “and (iv) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and Borrower is in compliance with the financial covenants set forth in Section 9.12 both immediately before and will be in compliance therewith after any such contemplated action, Borrower will be permitted to pay the penalty payments described in Section 2.1 of the Investor Rights Agreement in cash.”

     3. No Other Consents or Amendments. Notwithstanding the consent and amendments set forth in Sections 1 and 2 hereof, Ultimate Parent and Borrowers acknowledge and expressly agree that this Consent is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Consent).

     4. Representations and Warranties. Ultimate Parent and each of Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

          b. Ultimate Parent and each of Borrowers has the company power and authority (i) to enter into this Consent and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          c. This Consent has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of Ultimate Parent and each of Borrowers, and each of this Consent and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this Consent and the Financing Agreements to which Ultimate Parent is a party constitutes the legal, valid and binding obligations of Ultimate Parent), enforceable against Borrowers and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Ultimate Parent or such Borrower);

          d. The execution and delivery of this Consent and performance by the Ultimate Parent and each of Borrowers under this Consent, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Ultimate Parent or any Borrower which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Ultimate Parent and each of Borrowers, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Ultimate Parent or any Borrower is party or by which Ultimate Parent’s or any Borrower’s assets or properties are bound;

          e. No Default or Event of Default exists both before and after giving effect to this Consent, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect; and

          f. The PPM, the Certificate of Designation, the Shareholders Agreement Amendment and the Investor Rights Agreement, in the forms attached hereto as exhibits, are true, correct and complete and have not been amended or modified in any respect.

     5. Conditions Precedent to Effectiveness of this Consent. The consent contained in Section 1 of this Consent shall become effective on the date hereof subject to:

          a. all of the representations and warranties of the Ultimate Parent and Borrowers under Section 4 hereof, which are made as of the date hereof, being true and correct in all material respects;

          b. receipt by Administrative Agent of duly executed signature pages to this Consent from the Ultimate Parent, each of Borrowers and Lenders;

          c. receipt by Administrative Agent of such duly executed and delivered resolutions, certified Organization Documents, good standing certificates, secretary’s certificate, and such other related certificates and documents (if any), reasonably required by Administrative Agent in connection with this Consent;

          d. receipt by Administrative Agent of true, correct and complete and duly executed copies of (or, to the extent the same are not executable documents or will not be executed until the closing of the sale of the Preferred Stock, final forms of) (i) the PPM, (ii) the Certificate of Designation, (iii) the Shareholders Agreement Amendment and (iv) the Investor Rights Agreement, and none of such documents shall be amended or modified in any way without the prior written consent of Administrative Agent;

          e. receipt by Administrative Agent of the amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Consent and the transactions and documents contemplated hereby pursuant to Section 9 hereof and otherwise due and owing pursuant to the Loan Agreement; and

          f. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require.

     6. Financing Agreement. This Consent shall constitute a Financing Agreement.

     7. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Ultimate Parent acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement, as amended hereby,

shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent.

          b. Upon the effectiveness of this Consent, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Consent.

          c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this Consent or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Consent or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Consent or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower conta ined in this Consent, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent's execution and delivery of this Consent establish a course of dealing among Administrative Agent, Ultimate Parent, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any consents or amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this Consent shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

     8. Release.

          a. In consideration of, among other things, the consents and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders and trustees (all collectively, with Ultimate Parent, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Consent, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower, Parent and Ultimate Parent acknowledge that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Consent.

          b. Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Consent (and without which the consent in Section 1 hereof would not have been given by Administrative Agent and Lenders).

     9. Costs, Expenses and Taxes. Without limiting the obligation of Borrowers to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Consent, each Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Consent and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses.

     10. Counterparts. This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     11. Governing Law. This Consent shall be deemed to be made pursuant to the laws of the State of Illinois and shall be construed, interpreted, governed performed and enforced in accordance therewith, without regard to conflict of law principles.

     12. Severability; Faxes. Any provision of this Consent which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     13. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Ultimate Parent, Parent nor any Borrower may assign any of its respective rights or obligations under this Consent without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Consent Agreement to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

EXAMWORKS, INC.
CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

EXAMWORKS, INC.
CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

EXHIBIT B
to Consent Agreement to Loan and Security Agreement

Certificate of Designation

(see attached)

EXAMWORKS, INC.

AMENDED
CERTIFICATE OF DESIGNATION
establishing the
Voting Powers, Designations, Preferences, Limitations,
Restrictions and Relative Rights
of
Series A Convertible Preferred Stock
of
ExamWorks, Inc.

Pursuant to Section 151 of the
Delaware General Corporation Law

     ExamWorks, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors duly adopted the following resolution on March 8, 2010 creating a series of 1,054,837 shares of Preferred Stock, designated as “Series A Convertible Preferred Stock”:

     RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $0.0001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof, and the voting and other powers, preferences and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

     A. Designation and Amount. The designation of this series of convertible preferred stock shall be 1,054,837 shares of “Series A Convertible Preferred Stock,” with a par value of $0.0001 per share (hereinafter called the “Series A Stock”).

     B. Rights, Preferences, Privileges and Restrictions of Series A Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Stock are as follows:

          1. Dividend Provisions.

               1.1. Commencing on the earlier of (i) the date on which at least 967,741 shares of the Series A Stock are issued by the Corporation or (ii) May 24, 2010 (such date, the “Termination Date”), the holders of shares of Series A Stock shall be entitled to receive, prior and in preference to the declaration or payment of any dividend or distribution to the holders of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”) or any other shares or securities of the Corporation ranking junior to the Series A Stock with respect to the payment of dividends or the distribution of assets on liquidation (“Junior Securities”) dividends which shall accrue at a rate per annum (computed on the basis of a 365-day year for the actual number of days elapsed) of twelve percent (12%) of the Original Price (as defined below), compounded annually (whether or not earned or declared); provided, however, that dividends shall stop accruing as of the Redemption Date (as defined below) with respect to any and all shares for which the Corporation has deposited the Redemption Price (as defined below) on or before the Redemption Date pursuant to Section B.3.4. hereof. Dividends under this Section B.1.1. shall only be payable (i) in the event of a Liquidation Event or Deemed Liquidation Event (each as defined below) or (ii) in the event the Series A Stock is redeemed pursuant to Section B.3. below. The “Original Issue Price” shall mean $34.10 per share of Series A Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Stock.

               1.2. In addition to and not in limitation of the dividends provided for in Section B.1.1., the holders of Series A Stock shall first receive, or simultaneously receive, dividends and other distributions equivalent to those declared or paid on Common Stock or any other Junior Securities, determined as if the Series A Stock had been converted into Common Stock at the then effective Conversion Price (as defined below) (or, in the case of dividends or distributions on securities other than Common Stock, determined on a comparable basis), and payable when, as and if declared by the Board of Directors on such Common Stock or other Junior Securities.

               1.3. Notwithstanding anything herein to the contrary, in no event shall holders of Series A Stock receive any dividends or distributions in a lesser amount than the amount received by holders of any Junior Securities or less than they would have received if they had converted such Series A Stock into Common Stock immediately prior to such dividend or distribution (other than dividends or distributions payable solely in shares of Common Stock as part of a stock split).

               1.4. The repurchase, redemption or other acquisition or retirement for value of any shares of capital stock of the Corporation deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such shares of capital stock represent a portion of the exercise or exchange price of those stock options, warrants or similar rights, and the repurchase, redemption or other acquisition or retirement of shares of capital stock made in lieu of withholding taxes resulting from the exercise or exchange of stock options, warrants or other similar rights, shall not constitute a dividend for purposes of this Section B.1.

          2. Liquidation Preference.

               2.1. Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a “Liquidation Event”), the holders of shares of Series A Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or any other Junior Securities by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the Original Issue Price, plus any accrued and unpaid dividends and any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Stock been converted into Common Stock pursuant to Section B.4. immediately prior to such Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Stock the full amount to which they shall be entitled under this Section B.2.1., the holders of shares of Series A Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

               2.2. Payments to Holders of Common Stock. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock and Junior Securities, pro rata based on the number of shares held by each such holder, as applicable, in accordance with their respective terms.

               2.3. Deemed Liquidation Events.

                         (a) Definition. Each of the following events shall be considered a “Deemed Liquidation Event”:

                              (i) a merger or consolidation in which the Corporation is a constituent party; except any such merger or consolidation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting corporation (provided, that, for the purpose of this Section B.2.3.(a)(i), all shares of Common Stock issuable upon exercise of options, warrants or similar rights outstanding immediately prior to such merger or consolidation or upon conversion of the Series A Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                              (ii) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation, except where such sale, lease, transfer or other disposition is to a majority-owned subsidiary of the Corporation.

               2.4. Effecting a Deemed Liquidation Event.

                         (a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section B.2.3.(a)(i) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections B.2.1. and B.2.2.

                         (b) In the event of a Deemed Liquidation Event referred to in Section B.2.3.(a)(ii), if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Deemed Liquidation Event, then (y) the Corporation shall send a written notice to each holder of Series A Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (z) to require the redemption of such shares of Series A Stock, and (z) the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold, leased, transferred or otherwise disposed of, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Section B.3. shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Stock pursuant to this Section B.2.4.(b). Prior to the distribution or redemption provided for in this Section B.2.4.(b), the Corporation shall not expend, transfer or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

               2.5. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event or Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

          3. Redemption Rights.

               3.1. The Corporation shall have the right at any time, and from time to time, during the Redemption Period (as defined below) to redeem all, and not less than all, of the outstanding shares of Series A Stock (the “Redemption Shares”) at a per share price (the

“Redemption Price”) in cash equal to the Conversion Price as of the Redemption Date (as defined below) multiplied by 1.75.

               3.2. The redemption right set forth in Section B.3.1. above shall be exercised by the Corporation by providing written notice of such redemption (the “Redemption Notice”) to each holder of record (as of the close of business on the business day preceding the date of the Redemption Notice) of shares of Series A Stock at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, at least 30 days, but no more than 60 days prior to the date on which such redemption shall take place (“Redemption Date”). The Redemption Notice shall specify the number of shares that will be redeemed, the Redemption Price, the place at which payment may be obtained for redeemed shares and such other information as the Corporation may deem advisable to provide regarding the redemption of the Redemption Shares.

               3.3. Three days prior to the Redemption Date, the Corporation shall deposit the Redemption Price for all Redemption Shares not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $500,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed or converted. Simultaneously, the Corporation shall deposit irrevocable instructions and authority with such bank or trust company to pay, on and after the Redemption Date, the Redemption Price of the Redemption Shares to the holders thereof upon surrender of their certificates. The balance of any monies deposited by the Corporation pursuant to this paragraph remaining unclaimed at the expiration of six months following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to whom such monies would be payable hereunder shall be entitled to receive such monies upon proof of ownership of the Series A Stock.

               3.4. The “Redemption Period” shall mean any time on or after the third anniversary of the Termination Date and prior to the consummation of a Liquidation Event, Deemed Liquidation Event or Qualified Public Offering (as defined below).

          4. Optional Conversion.

          The holders of Series A Stock shall have conversion rights as follows (the “Conversion Rights”):

               4.1. Right to Convert.

                    (a) Conversion Ratio. Each share of Series A Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share, in each case at the office of the Corporation or any transfer agent for the Series A Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price at the time in effect for such shares. The initial “Conversion Price” per share for shares of Series A Stock shall be the Original Issue Price; provided, however, such Conversion Price and the rate at which shares of Series A Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                    (b) Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series A Stock pursuant to Section B.3., the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the Redemption Date, unless the Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation Event or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Stock.

               4.2. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

               4.3. Mechanics of Conversion.

                    (a) Notice of Conversion. In order for a holder of Series A Stock to voluntarily convert shares of Series A Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section B.4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay any declared but unpaid dividends that such holder is entitled to pursuant to Section B.1.2.

                    (b) Reservation of Shares. The Corporation shall at all times when the Series A Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    (c) Effect of Conversion. All shares of Series A Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section B.4.2. and to receive payment of any dividends declared but unpaid that such holder is entitled to pursuant to Section B.1.2. Any shares of Series A Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

                    (d) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid or declared but unpaid dividends on the Series A Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                    (e) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Stock pursuant to this Section B.4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (f) Qualified Public Offering. Notwithstanding anything herein to the contrary, if a conversion notice is delivered to the Corporation following the filing of a registration statement with the Securities and Exchange Commission in connection with a

Qualified Public Offering, the conversion may, at the option of the Company, be conditioned upon the closing of such Qualified Public Offering, in which event the person(s) entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until following the closing of such Qualified Public Offering pursuant to Section B.5.

               4.4. Adjustments to Conversion Price of Series A Stock for Certain Diluting Issues.

                    (a) Special Definitions. For purposes of this Section B.4.4. the following definitions shall apply:

                         (i) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

                         (ii) “Convertible Securities” shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (iii) “Additional Shares of Common Stock” shall mean all Common Stock issued (or, pursuant to subsection B.4.4.(c), deemed to be issued) by the Corporation after the Termination Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

                         (A) Series A Stock and shares of Common Stock, Options or Convertible Securities issued upon conversion of or as a dividend or distribution on the Series A Stock;

                         (B) shares of Common Stock, Options or Convertible Securities issued to officers, directors or employees of, or consultants, advisors or agents to, the Corporation or any of its subsidiaries pursuant to stock agreements, purchase plans, employee incentive programs, stock options or warrants approved by the Board of Directors of the Corporation; provided, however, that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors of the Corporation and such issuances shall not exceed the greater of (i) the number of shares of Common Stock reserved for issuance under the Corporation’s 2008 Stock Option Plan and (ii) collectively with the issuances under Section B.4.4.(a)(iii)(F), (G) and (H) in the aggregate, twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

                         (C) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

                         (D) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution of shares of Common Stock that is covered by Sections B.4.5., B.4.6., B.4.7. or B.4.8. below;

                         (E) shares of Common Stock, Options or Convertible Securities issued as all or part of the consideration for the acquisition (whether by merger or otherwise) by the Corporation of stock or assets of any other entity in a transaction approved by the Board of Directors;

                         (F) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; provided, however, that such issuance, collectively with the issuances under Section B.4.4.(a)(iii)(G) and (H) in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

                         (G) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation; provided, however, (x) that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors of the Corporation and (y) such issuances, collectively with the issuances under Section B.4.4.(a)(iii)(B), (F) and (H) in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

                        (H) shares of Common Stock, Options or Convertible Securities issued pursuant to any transaction determined by the Board of Directors to be strategic; provided, however, that (x) such issuance is approved by the Board of Directors, (y) such issuance is not for the principal purpose of raising equity capital and (z) such issuance, collectively with the issuances under Section B.4.4.(a)(iii)(B), (F) and (G) in the aggregate, does not exceed twenty percent (20%) of the then outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance); and

                         (I) shares of Common Stock, Options or Convertible Securities issued pursuant to warrants issued to Broadband Capital Management LLC in connection with the private placement of the Series A Stock.

                         (b) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66% of the then outstanding shares of Series A Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

                         (c) Deemed Issue of Additional Shares of Common Stock.

                              (i) If the Corporation at any time or from time to time after the Termination Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (unless the Common Stock issuable pursuant to such Options or Convertible Securities are themselves Exempted Securities) issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                              (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section B.4.4.(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this subclause (ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (y) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (z) the Conversion Price resulting from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) that occurred between the original adjustment date and such readjustment date.

                              (iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section B.4.4.(d) (either because the consideration per share (determined pursuant to Section B.4.4.(e)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Termination Date), are revised after the Termination Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section B.4.4.(c)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                              (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section B.4.4.(d), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

                              (v) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section B.4.4.(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section B.4.4.(c)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section B.4.4.(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

                    (d) Adjustment of Series A Stock Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Termination Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.4.4.(c)), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

                    (i) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

                    (ii) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

                    (iii) “A” shall mean the number of shares of Common Stock issued and outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

                    (iv) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

                    (v) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

                    (e) Determination of Consideration. For purposes of this Section B.4.4., the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (i) Cash and Property. Such consideration shall:

                         (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                         (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                         (C) in the event shares of Additional Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received for the shares of Additional Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

                         (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection B.4.4.(c), relating to Options and Convertible Securities, shall be determined by dividing:

                         (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

               4.5. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Termination Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Termination Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

               4.6. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Termination Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                    (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                    (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Stock had been converted into Common Stock on the date of such event.

               4.7. Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Termination Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section B.1. do not apply to such dividend or distribution, then and in each such event the holders of Series A Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Stock had been converted into Common Stock on the date of such event.

               4.8. Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections B.2.3., B.4.4., B.4.5., B.4.6. or B.4.7.), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the

Corporation) shall be made in the application of the provisions in this Section B.4. with respect to the rights and interests thereafter of the holders of the Series A Stock, to the end that the provisions set forth in this Section B.4. (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Stock.

               4.9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section B.4., the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 20 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Stock (but in any event not later than 20 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Stock.

               4.10. Notice of Record Date. In the event:

                    (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

                    (b) of any capital reorganization of the Corporation or any reclassification of the Common Stock of the Corporation; or

                    (c) of any Liquidation Event or any Deemed Liquidation Event,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Stock and the Common Stock. Such notice shall be sent at least 20 days prior to the record date or effective date for the event specified in such notice.

          5. Mandatory Conversion.

               5.1. Trigger Event. Upon the closing of the sale of shares of Common Stock to the public at a price of at least $68.20 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, on a national securities exchange, resulting in at least $40 million of proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified Public Offering”), all outstanding shares of Series A Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate.

               5.2. Procedural Requirements. All holders of record of shares of Series A Stock shall be sent written notice 20 days prior to the occurrence of a Qualified Public Offering and the place designated for mandatory conversion of all such shares of Series A Stock pursuant to this Section B.5. Upon receipt of such notice, each holder of shares of Series A Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Stock converted pursuant to Section B.5.1., including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate automatically upon the occurrence of the Qualified Public Offering (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time or the failure by the Corporation to provide the notice specified by this Section B.5.2.), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section B.5.2. The date of the occurrence of a Qualified Public Offering shall also be a Conversion Time. As soon as practicable after a Qualified Public Offering and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section B.4.2. in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends that such holder is entitled to pursuant to Section B.1.2. Such converted Series A Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

          6. Voting Rights.

               On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, pursuant to Section B.7.1., or by the other provisions of the Certificate of Incorporation, holders of Series A Stock shall vote together with the holders of Common Stock as a single class.

          7. Protective Provisions.

               7.1. At any time when at least 15% of the shares of Series A Stock issued on the Termination Date are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 66% of the outstanding shares of Series A Stock (the “Required Series A Owners”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

                   (a) amend, alter or repeal any provision of the Certificate of Incorporation or the Corporation’s By-Laws in a manner adverse to the rights of the holders of the Series A Stock;

                    (b) create, authorize the creation of, or issue any additional class or series of capital stock unless the same ranks junior to the Series A Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; or

                    (c) purchase or redeem (other than pursuant to equity incentive agreements with employees giving the Corporation the right to repurchase shares upon the termination of services) or pay any dividend (other than a dividend payable only in Common Stock or in any other stock ranking junior to the Series A Stock as to dividends) with respect to any shares of capital stock or any other securities that are junior to the Series A Stock or are convertible into or exercisable for such stock; provided, however, that the Corporation may redeem shares of Series A Stock as expressly authorized herein.

          8. Waiver. Any of the rights, powers, preferences and other terms of the Series A Stock set forth herein may be waived on behalf of all holders of Series A Stock by the affirmative written consent or vote of the holders of at least 66% of the shares of Series A Stock then outstanding.

          9. Reacquired Shares. Any shares of Series A Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Stock shall upon their cancellation become authorized but unissued shares of the Corporation’s preferred stock, par value $0.0001 per share, and, upon the filing of an appropriate Certificate of

Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of the Corporation’s preferred stock, par value $0.0001 per share.

     IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate of Designation to be executed by its duly authorized officer this 8th day of March, 2010.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name:	J. Miguel Fernandez de Castro
Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT C
to Consent Agreement to Loan and Security Agreement

Shareholders Agreement Amendment

(see attached)

SECOND AMENDMENT TO STOCKHOLDERS’ AGREEMENT

     THIS SECOND AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of March 12, 2010 and effective as of the Effective Date (as defined below) by and among ExamWorks, Inc., a Delaware corporation (the “Company”), ExamWorks Holdings, LLLP, a Georgia limited liability limited partnership (“Holdings”), Richard E. Perlman and James K. Price. Capitalized terms used but not defined herein shall have the meanings given to them in the Stockholders’ Agreement dated as of July 14, 2008, as amended on December 4, 2009 (the “Stockholders’ Agreement”), by and among Holdings, the Company, and the stockholders party thereto (together with Holdings, the “Stockholders”).

RECITALS

     WHEREAS, in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors of the Company, (the “Board of Directors”) has adopted resolutions creating a series of preferred stock, par value $0.0001 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”);

     WHEREAS, pursuant to that certain Confidential Private Placement Memorandum, dated February 22, 2010 as supplemented by the First Supplement, dated March 10, 2010, the Company is conducting a private placement of the Series A Preferred Stock (the “Offering”);

     WHEREAS, in connection with, and effective upon the initial closing of the Offering (the “Effective Date”), the Company desires to amend the Stockholders’ Agreement and to provide that the Series A Preferred Stock issued pursuant to the Offering shall be deemed “Stock” under the Stockholders’ Agreement; and

     WHEREAS, upon the Effective Date, each holder of the Series A Preferred Stock shall become a party to this Amendment.

     NOW, THEREFORE, pursuant to Section 11(a) of the Stockholders’ Agreement, the Stockholders’ Agreement is hereby amended as follows:

1. Amendment to Recitals. Recital A of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows:

     “A. The Stockholders currently own the number of shares of the Company’s presently issued and outstanding shares of common stock (the “Common Stock”) and/or Series A Preferred Stock (the “Series A Preferred Stock,” and collectively with the Common Stock, the “Stock”) as set forth on Schedule I. (For all purposes of this Agreement, when calculating the number of shares of Stock held by a Stockholder, or any other calculation based thereon, all shares of Series A Preferred Stock shall be deemed to have been converted into Common Stock at the conversion ratio then in effect, in accordance with the terms of the Certificate of

Designation with respect to the Series A Preferred Stock (the “Certificate of Designation”)); and”

2. Amendment and Restatement of Section 4(a). The first paragraph of Section 4(a) of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows (and Section 4(a) shall otherwise remain unchanged and in full force and effect):

     ARTICLE II “(a) Come-Along Rights. In the event that Holdings receives an offer to purchase shares of Stock held by Holdings, and the offeror, as a condition to such purchase, requires or commits to purchase, or to cause the Company to redeem, all (but not less than all) of the other shares of Stock on the same per share price and terms as the offer for the shares of Stock held by Holdings, each other Stockholder (and any Permitted Transferee of the shares of Stock) shall be obligated, at the election of Holdings, to sell to the offeror or to the Company, as the case may be, that number of shares of Stock equal to the sum of (x) the number of shares actually held by such other Stockholder multiplied by (y) a fraction, the numerator of which is the number of shares of Stock proposed to be transferred by Holdings, and the denominator of which is the total number of shares of Stock held by Holdings, at the same per share price and on the same terms and conditions offered to Holdings for the shares of Stock held by Holdings. Notwithstanding the foregoing, holders of the Series A Preferred Stock shall not be obligated to sell to the offeror or to the Company, as the case may be, any shares of Series A Preferred Stock, unless the consideration received shall be at least equal to the Series A Liquidation Amount, as defined in the Certificate of Designation. For the avoidance of doubt, if the offeror has not specified a proposed purchase price for shares of Series A Preferred Stock, the proposed purchase price for each share of Series A Preferred Stock shall be determined based on the conversion ratio of the Series A Preferred Stock then in effect as if such shares of Series A Preferred Stock had been converted to Common Stock in accordance with the terms of the Certificate of Designation. Within ten (10) days after the date of the written notice of Holdings’ election made pursuant to this Section 4(a), the other Stockholders (and any Permitted Transferee of the shares of Stock) shall deliver the certificate(s) representing shares of Stock to Holdings endorsed in blank. Notwithstanding the foregoing, the other Stockholders and any Permitted Transferee of the shares of Stock (collectively, the “Seller”) will not be required to comply with this Section 4(a) in connection with any specific transaction (the “Proposed Sale”) unless:”

3. Amendment and Restatement of Section 4(b). Section 4(b) of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows:

          “(b) Co-Sale Rights. In the event Holdings proposes to sell any shares of the Stock held by Holdings to any person (except to the Company by way of redemption, repurchase or the like), the other Stockholders shall then have a right of co-sale (the “Right of Co-Sale”) with respect to any shares of Stock proposed to be sold. Before any proposed transfer, Holdings shall give the other Stockholders ten (10) days written notice (the “Co-Sale Notice”) which sets forth the terms of the proposed sale of the shares of Stock held by Holdings, including, without limitation, the proposed purchase price for shares of Series A Preferred Stock, which, in the event Holdings is not proposing to sell any shares of the Series A Preferred Stock, shall be determined based on the conversion ratio of the Series A Preferred Stock then in effect as if such shares of Series A Preferred Stock had been converted to Common Stock in accordance with the terms of the Certificate of Designation. Each other Stockholder shall have the right at any time within ten (10) days from the date of the Co-Sale Notice within which to deliver to Holdings and to the Company notice of its election (the “Election Notice”) to exercise the Right of Co-Sale and to sell to the proposed transferee named in the Co-Sale Notice (at the applicable price per share set forth in the Co-Sale Notice) the aggregate number of shares of Stock proposed to be sold to such purchaser multiplied by a fraction, the numerator of which is the number of shares actually held by such other Stockholder and the denominator of which equals the total number of shares of Stock held by all of the Stockholders of the Company. After the delivery of the Election Notice, the Stockholders shall have the right to sell their respective portion of the shares of Stock to the proposed transferee, and Holdings shall have the right to sell its portion of shares of Stock remaining after the exercise, if any, by the other Stockholders of their Right of Co-Sale, on the same terms and conditions otherwise described in the Co-Sale Notice. Any Stockholder who exercises his, her or its Right of Co-Sale under this Section 4(b) shall be bound by the same terms and conditions as are both agreed to by Holdings in the applicable sale agreement (including any indemnity and escrow provisions thereof) and consistent with the Co-Sale Notice; provided, however, in no event shall any such Stockholder be required to represent to the prospective transferee to more than such Stockholder’s valid title to (and absence of any encumbrances or liens upon) the Stock and such Stockholder’s authority to enter into such sale agreement and related documents, as well as the validity, binding nature and enforceability of such agreements against such Stockholder. Such sale shall be consummated not later than sixty (60) days following the Election Notice. Any proposed transfer on terms and conditions differing materially from those described in the Election Notice, shall again be subject to the Right of Co-Sale and shall require compliance by Holdings with the procedures described in this Section 4.”

4. Effective Time. The amendments set forth herein shall be effective as of the Effective Date, as if made on and as of the Effective Date.

5. No Other Amendments. Except as expressly modified or amended by this Amendment, all terms and conditions set forth in the Stockholders’ Agreement shall remain in full force and effect and such Stockholders’ Agreement, as amended hereby, is hereby ratified in all respects.

6. Reaffirmation. The parties hereby confirm and ratify each of the provisions of the Stockholders’ Agreement as amended hereby.

7. Full Force and Effect; Counterparts. The Stockholders’ Agreement shall remain in full force and effect in accordance with its terms and provisions except as amended by this Amendment. This Amendment shall be binding on the parties and their respective successors and assigns. This Amendment may be executed in one or more counterparts, all counterparts shall be valid and binding on the party executing them and all counterparts shall together constitute one and the same document for all purposes. This Amendment may be executed and delivered by facsimile signature for execution on the part of one or more parties hereto.

[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set above.

COMPANY:

EXAMWORKS, INC.

Name: Richard E. Perlman
Title: Co-Chairman

STOCKHOLDERS:

EXAMWORKS HOLDINGS, LLLP

By: Compass Partners, L.L.C., its General
Partner

Name: Richard E. Perlman
Title: President

Name: Richard E. Perlman

Name: James K. Price

EXHIBIT D
to Consent Agreement to Loan and Security Agreement

Investor Rights Agreement

(see attached)

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

EXAMWORKS, INC.

AND

THE INVESTORS PARTY HERETO

DATED AS OF MAY 7, 2010

INVESTOR RIGHTS AGREEMENT

     THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of May 7, 2010, by and among ExamWorks, Inc., a Delaware corporation (the “Company”) and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and any additional investor that becomes a party to this Agreement in accordance with Section 4.9 hereof.

RECITALS

          WHEREAS, the Company is conducting an offering (the “Offering”) of up to 967,741 shares of its Series A Preferred Stock (as defined below) at $34.10 per share (the “Original Purchase Price);

          WHEREAS, the Company and each Investor have entered into a subscription agreement (the “Subscription Agreement”) in connection with the issuance and purchase of Series A Preferred Stock; and

          WHEREAS, in order to induce the Company to enter into the Subscription Agreements and to induce the Investors to invest funds in the Company pursuant to the Subscription Agreements, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock (as defined below) issuable upon conversion of the Series A Preferred Stock, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement;

          NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement:

          1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

          1.2 “Agreement” shall have the meaning given to such term in the introductory paragraph hereof.

          1.3 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

          1.4 “Company” has the meaning given to such term in the introductory paragraph hereof.

          1.5 “Completion Date” means the date that is the 24-month anniversary of the final closing date of the Offering.

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          1.6 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any issuer free writing prospectus or any “issuer information” filed or to be filed pursuant to Rule 433(d) under the Securities Act; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

          1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          1.8 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or (ii) a registration relating to an SEC Rule 145 transaction.

          1.9 “Filing Date” means the date that is the 18-month anniversary of the final closing date of the Offering.

          1.10 “FINRA” means the Financial Industry Regulation Authority, Inc.

          1.11 “Form S-1” means such form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC.

          1.12 “GAAP” means generally accepted accounting principles in the United States.

          1.13 “Holder” means any holder of Registrable Securities who is a party to this Agreement, including pursuant to Section 4.9 hereto.

          1.14 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein, or anyone residing in such person’s home.

          1.15 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

          1.16 “IPO Registration Statement” shall have the meaning given to such term in Section 2.1(a) hereto.

          1.17 “Liquidated Damages” shall have the meaning given to such term in Section 2.1(a) hereto.

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          1.18 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 146,628 shares of Series A Preferred Stock.

          1.19 “Offering” shall have the meaning given to such term in the Recitals hereto.

          1.20 “Original Purchase Price” shall have the meaning given to such term in the Recitals hereto.

          1.21 “Other Selling Holders” shall have the meaning given to such term in Section 2.1(b) hereof.

          1.22 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

          1.23 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1 and excluding for purposes of Section 2, any shares for which registration rights have terminated pursuant to Section 2.11 of this Agreement.

          1.24 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

          1.25 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.10(b) hereof.

          1.26 “SEC” means the Securities and Exchange Commission.

          1.27 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

          1.28 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

          1.29 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.30 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.5.

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          1.31 “Selling Holder” shall have the meaning given to such term in Section 2.1(b) hereof.

          1.32 “Selling Holder Counsel” shall have the meaning given to such term in Section 2.5 hereof.

          1.33 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

          1.34 “Subscription Agreement” shall have the meaning given to such term in the Recitals hereto.

     2. Registration Rights.

          2.1 Registration Rights with Respect to IPO.

                    IPO Registration Statement. Subject to Section 2.1(c), the Company shall (i) prepare and file with the SEC a Form S-1 registration statement under the Securities Act (the “IPO Registration Statement”) with respect to its IPO no later than the Filing Date and (ii) use commercially reasonable efforts to consummate the IPO as promptly as practicable, but in no event later than the Completion Date.

                         The Company acknowledges and agrees that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its material obligations under Section 2.1(a) hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages for each month (or any pro-rata portion of any month) on the Series A Preferred Stock held by Investors (over and above any dividends accruing or payable with respect thereto) equal to two percent (2%) of the Original Purchase Price, payable in arrears at the end of the month (or any pro rata portion thereof) (“Liquidated Damages”) if (i) the IPO Registration Statement has not been filed on or prior to the Filing Date or (ii) the IPO has not been consummated on or prior to the Completion Date, provided, however, that Liquidated Damages shall only be payable with respect to the period from the Filing Date or the Completion Date, as applicable, that the IPO Registration Statement has not been filed or the IPO has not been consummated, as applicable, and, provided further, that Liquidated Damages will not accrue under more than one of the foregoing clauses (i) or (ii) at any one time.

                    Inclusion of Registrable Securities in IPO. The Company shall notify each Holder of Registrable Securities in writing at least 20 days prior to filing the IPO Registration Statement of its rights to include Registrable Securities in the IPO Registration Statement, if any, pursuant to this Section 2.1. If Holders of Registrable Securities have the right to include Registrable Securities in the IPO Registration Statement, a Holder desiring to include all or any portion of its Registrable Securities (a “Selling Holder”) shall notify the Company in writing no later than five (5) days after the date of receipt of the Company’s notice, such notice to include the number of Registrable Securities such Selling Holder wishes to include in the IPO Registration Statement. Subject to Section 2.3 below, if and to the extent other existing stockholders of Common Stock (“Other Selling Holders”) will be registering Common Stock in the IPO Registration Statement, the Company shall use its best efforts to include in the IPO Registration Statement, such number of shares of Registrable Securities held by Selling Holders

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as is proportionate to the number of shares of Common Stock held by Other Selling Holders which are to be included in the IPO Registration Statement.

                    Deferral. Notwithstanding the foregoing, if the Company shall furnish to Selling Holders, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the IPO Registration Statement to be filed or for the Company to consummate the IPO, and it is therefore essential to defer the filing of IPO Registration Statement and/or the closing of the IPO, then the Company shall have the right, without incurring the obligation to pay Liquidated Damages as set forth in Section 2.1(a) above, to defer such filing or closing for a period of not more than ninety (90) days following the Filing Date or Closing Date, as applicable; provided, however, that the Company may not utilize this right more than once.

                    Subordination/Exhibit A hereto. The Company and each Investor and Holder of Registrable Securities hereby agrees that Exhibit A attached hereto is hereby incorporated into this Agreement by this reference thereto and each unconditionally and irrevocably agrees to be legally bound by the terms, conditions and provisions contained in Exhibit A. Each reference in this Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to this Agreement together with Exhibit A.

               2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in the IPO or an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.5.

               2.3 Underwriting Requirements. In connection with the IPO pursuant to Section 2.1 and any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities

5

requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the Selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Selling Holder or in such other proportions as shall mutually be agreed to by all such Selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. For purposes of the provision in this Section 2.3 concerning apportionment, for any Selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single Selling Holder, and any pro rata reduction with respect to such Selling Holder shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such Selling Holder, as defined in this sentence.

               2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

               2.5 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company.

               2.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               2.7 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company,

6

which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

                    (b) To the extent permitted by law, each Selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Sections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

               (d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to

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indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.7(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.7(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

               2.8 Rule 144. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may permit a Holder to sell securities of the Company to the public without registration, to the extent the Series A Preferred Stock constituted “restricted securities,” as such term is defined in Rule 144, the Company shall make and keep available adequate current public information, as those terms are understood and defined in Rule 144.

               2.9 Lock-up Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and

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the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the IPO Registration Statement or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.9 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Series A Preferred Stock). The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 2.9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such IPO that are consistent with this Section 2.9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

          2.10 Restrictions on Transfer.

                    (a) The Series A Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

                    (b) Each certificate or instrument representing (i) the Series A Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.10(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

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ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. EXAMWORKS, INC. (THE "COMPANY"), IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE.”

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.10.

                    (c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.10. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 2.10. Each certificate or instrument evidencing the Restricted Securities transferred as above provided

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shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.10(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

               2.11 Termination of Registration Rights. The right of any Holder to request inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

                    (a) the closing of a Deemed Liquidation Event, as such term is defined the Certificate of Designation with respect to the Series A Preferred Stock;

                    (b) when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144 within any 90-day period; or

                    (c) the fifth (5th) anniversary of the closing of the IPO.

          3. Information and Inspection Rights

               3.1 Delivery of Financial Statements. The Company shall deliver to each Holder:

                    (a) as soon as practicable after the end of each fiscal year of the Company, a copy of the annual consolidated financial statements of the Company consisting of, at least, balance sheets and statements of income and cash flow for such period, prepared in accordance with GAAP, audited by independent certified public accountants of recognized standing selected by the Company;

                    (b) as soon as practicable after the end of each of the first three (3) quarters of each fiscal year of the Company, a copy of the quarterly unaudited consolidated financial statements of the Company consisting of, at least, balance sheets and statements of income and cash flow for such period, prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

                    (c) with respect to the financial statements called for in Section 3.1(a) and Section 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries, provided that the audit referred to in Section 3.1(b) shall not be required to include and cover any consolidating financial statements.

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Notwithstanding anything in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

               3.2 Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, for any proper purpose, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be requested with reasonably advance notice by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form and substance acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

               3.3 Termination of Information and Inspection Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event; or (iv) upon the agreement of holders of more than 66 2/3% of the Series A Preferred Stock, whichever event occurs first.

               3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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          4. Miscellaneous.

               4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inur to the benefit and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Registrable Securities); provided, however, that, with respect to any permitted transfer by a Holder, (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.10. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. The Agent, the Lenders (as defined in Exhibit A hereto) and other holders of Senior Liabilities (as defined in Exhibit A hereto, including replacement agents and lenders) are express intended third party beneficiaries of this Agreement, including Exhibit A. Any purported transfer of any shares of Registrable Securities in violation or noncompliance with this Section 4.1 shall be null and void.

               4.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

               4.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

               4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company as set forth below and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4.5.

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               If to the Company, at:

               ExamWorks, Inc.
               3280 Peachtree Road NE
               Suite 2625
               Atlanta, GA 30305
               Attn: Richard E. Perlman, Co-Chairman
               Facsimile No.: (646) 358-1779
               Email: richardperlman@examworks.com

               with a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               600 Peachtree Street, N.E.
               Suite 2400
               Atlanta, GA 30308
               Attention: Reinaldo Pascual
               Facsimile No.: (404) 685-5227
               Email: reypascual@paulhastings.com

               4.6 Amendments and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.10(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.10(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 4.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing in this Section 4.6, no amendment or modification of either Section 2.1(a) (or any other term, provision or section herein, if any, relating to the payment of any Liquidated Damages) or Section 2.1(d) (including Exhibit A hereto) shall be permitted or legally valid without the prior written consent of the Agent.

               4.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

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               4.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

               4.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date hereof, whether pursuant to the Subscription Agreement or otherwise, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

               4.10 Entire Agreement. This Agreement (including any Schedules hereto) and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, provided that, the parties hereto acknowledge and agree that (i) the Series A Preferred Stock is subject to the terms and conditions of the Certificate of Designation with respect thereto and (ii) the parties hereto are subject to the terms and conditions of that certain Stockholders Agreement by and among ExamWorks Holdings, LLLP, the other stockholders party thereto and the Company, dated as of July 14, 2008, as amended.

               4.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Castle County, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Castle County, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of New Castle County, Delaware or any court of the State of Delaware.

               4.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXAMWORKS, INC.

By:

Name:	J. Miguel Fernandez de Castro
Title:	Chief Financial Officer

[Investor Rights Agreement Signature Page]

INVESTOR:

By:
Name:
Title:

Address:

Phone Number:
Fax Number:
Email:

[Investor Rights Agreement Signature Page]

SCHEDULE A

Investors

Investor Name
Address
Phone Number
Fax Number
Email

Investor Name
Address
Phone Number
Fax Number
Email

Investor Name
Address
Phone Number
Fax Number
Email

[Schedule A to Investor Rights Agreement]

Exhibit A to Investor Rights Agreement

     For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, each signatory to the Investor Rights Agreement (intending to be legally bound) hereby unconditionally and irrevocably agrees as follows; capitalized terms used below are defined in Section 15 hereof):

     1. Each Investor and Company agrees that the payment of any and all Junior Liabilities shall be and hereby is expressly made subordinate and junior in right of all Senior Liabilities being Satisfied, and all of the Senior Liabilities shall be Satisfied (including, without limitation, all interest accruing on any Senior Liabilities after commencement of any Proceeding whether or not such interest is allowable in any such Proceeding) before Investor shall be paid anything (of any kind or character, other than the accrual of dividends) on account of any of the Junior Liabilities; and until all of the Senior Liabilities are Satisfied, Company shall not at any time make, and Investor shall not demand, receive, retain, or accept, either directly or indirectly, payment (of any kind or character, other than the accrual of dividends) of all or any part of the Junior Liabilities without the prior written consent of Agent; provided, however, so long as no Senior Default has occurred and is continuing or would result therefrom and Borrowers are in compliance with the financial covenants set forth in the Loan Agreement both immediately before and will be in compliance therewith after any such contemplated payment, Company will be permitted to pay, and Investor may receive and accept, the applicable portion of the Junior Liabilities in cash; provided, further, if any Senior Default then exists or would be created or result, no such payment of any Junior Liabilities will be permitted.

     2. Company shall provide Investor with prompt (and in any event, within ten (10) days of the occurrence of any Senior Default) notice, provided that Agent may, in its sole discretion and without any obligation to do so, provide notice of such Senior Default directly to Investor. If Investor receives any payment from Company in respect of any of the Junior Liabilities in contravention of this Exhibit agreement (this “Exhibit”), such payment shall not be commingled with any assets of Investor, but shall be received and held in trust for Agent and Lenders and promptly turned over and delivered by Investor to Agent.

     3. (a) In the event of any Proceeding, the Senior Liabilities shall first be paid in full before Investor shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. Agent may, at its sole discretion (and for the benefit of Lenders and Agent), in the name of Investor or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove, and vote or consent in any such proceedings identified in this Section 3(a) with respect to, any and all claims of Investor relating to the Junior Liabilities.

     (b) Until the Senior Liabilities are Satisfied and notwithstanding anything contained in any other instrument, agreement or document to the contrary, Investor shall not take any Subordinated Collection Action unless payment of the Junior Liabilities is otherwise expressly permitted by the terms of Section 1 hereof.

Last updated on May 2006

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     4. Investor shall not without the prior written consent of Agent: (a) sue for, demand, transfer or assign, or attempt to enforce or collect, any Junior Liabilities or any rights in respect thereof; (b) request, accept or take any lien, assignment, pledge, or security interest in any asset or property of Company as security for any Junior Liabilities; or (c) commence, or join with any other creditor in commencing, any Proceeding, unless in each case payment of the Junior Liabilities is otherwise expressly permitted by the terms of Section 1 hereof. Investor agrees that Investor will not at any time (directly or indirectly) contest the validity, perfection, priority or enforceability of the security interest and liens in any property or assets of Company granted, conveyed, assigned or pledged to Agent pursuant to the Loan Agreement and the Financing Agreements, and hereby agrees not to hinder Agent or take a position adverse to Agent in the defense of any action contesting the validity, perfection, priority or enforceability of any such security interest and liens.

     5. This Exhibit shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, any Proceeding) until the earlier of (a) such time as the Senior Liabilities have been Satisfied, and (b) the consummation of the Company’s IPO (as defined in the Investor Rights Agreement).

     6. Agent and Lenders may, from time to time, whether before or after any discontinuance of this Exhibit, at their sole discretion and without notice of any kind to Investor, extend or renew for one or more periods (whether or not longer than the original period), alter, amend, modify, refinance or exchange, or release or compromise, any obligation or liability of any nature of any obligor with respect to, in each case, any of the Senior Liabilities, the Loan Agreement or any Financing Agreement (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof and the provisions thereof regarding default, or any other matter whatsoever).

     7. Agent shall not be prejudiced in any of its rights under this Exhibit by any act or failure to act of Company, any other Borrower, or Investor, or any noncompliance of Company, any other Borrower or Investor with any agreement or obligation, regardless of any knowledge thereof which Agent may have or with which Agent may be charged.

     8. No delay on the part of Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification, amendment or waiver of any of the terms or provisions of this Exhibit be binding upon Agent except as expressly set forth in a writing duly signed and delivered by Agent. Investor acknowledges that Investor has had the opportunity to obtain independent legal advice in connection with the terms and provisions of this Exhibit.

     9. Investor acknowledges and agrees that the provisions of this Exhibit shall be binding on Investor in favor of any holder of the Senior Liabilities, including without limitation any replacement agent or lender. The provisions of this Exhibit shall be reinstated if at any time any payment of any of the Senior Liabilities is rescinded or must

[Schedule A to Investor Rights Agreement]

otherwise be returned by the holders of the Senior Liabilities for any reason whatsoever (including, without limitation, any Proceeding) all as though such payment had not been made.

     10. Investor shall promptly execute and deliver such further documents or certificates and take such further reasonable action as Agent may from time to time reasonably request to more fully carry out the intent and purpose of this Exhibit.

     11. Notices to be provided to Agent pursuant to this Exhibit shall be as follows: 222 South Riverside Plaza, 30th Floor, Chicago, Illinois 60606; Attention: Phil Renwick, Vice President; Telephone No. (312) 704-7349; Facsimile No. (312) 704-4127; with a copy to: Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, Illinois 60603; Attention: Brian P. Kerwin, Esq.; Telephone No. (312) 499-6737; Facsimile No. (312) 499-6701.

     12. Investor hereby assumes responsibility for keeping informed of the financial condition of Company and of all other circumstances bearing upon the risk of nonpayment of the Senior Liabilities and Junior Liabilities, and agrees that Agent has no duty to advise Investor of information known to Agent regarding such condition or any such circumstances.

     13. Investor and Company (a) submit for themselves, respectfully, in any legal action or proceeding relating to this Exhibit, to the non-exclusive general jurisdiction of the courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois and Appellate Courts from any thereof; and (b) waive to the fullest extent permitted by law in connection with any such action or proceeding any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.

     14. INVESTOR, COMPANY AND AGENT WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS EXHIBIT.

     15. As used herein, the following capitalized terms have the following meanings:

     “Agent” means Fifth Third Bank, an Ohio banking corporation, together with its successors and assigns, in its capacity as administrative agent for Lenders.

     “Borrowers” means, collectively, Company, Southwest Medical Examination Services, Inc., The Ricwel Corporation, CFO Medical Services, LLC, Diagnostic Imaging Institute, Inc., Ricwel of West Virginia, LLC, Pacific Billing Services, Inc., Set-Aside Solutions, LLC, Marquis Medical Administrators, Inc., IME Software Solutions, LLC, Florida Medical Specialties, Inc., ExamWorks Medical of New York, LLC, and the subsidiaries of Company that may from time to time hereafter become parties to the Loan Agreement.

[Schedule A to Investor Rights Agreement]

     “Company” means ExamWorks, Inc., a Delaware corporation.

     “Investor” means each of the investors listed on Schedule A to the Investors Rights Agreement, as such Schedule is supplemented or modified form time to time, including, without limitation, each holder of Registrable Securities (as defined in the Investors Rights Agreement) and the transferees thereof.

     “Junior Liabilities” means any and all liability or obligation of Company to make any penalty or liquidated damages payment (or payment of any other kind) to Investor under and pursuant to Section 2.1 of the Investor Rights Agreement.

     “Lenders” means, collectively, (a) Fifth Third Bank, an Ohio banking corporation in its individual capacity, (b) Bank of America, N.A., and (c) any and all other financial institutions, banks and lenders that may at any time from time to time be a party to the Loan Agreement.

     “Loan Agreement” means the Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among Agent, Lenders, Company and other Borrowers, as the same may be further amended, supplemented or modified from time to time.

     “Person” means any person or entity of any kind.

     “Proceeding” means any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, assignment for the benefit of creditors, marshaling of assets or liabilities, or other proceeding for the liquidation, dissolution or other winding up, of Company or its assets or property (including, without limitation, any such proceeding under the U.S. Bankruptcy Code), or otherwise, whether voluntary or involuntary.

     “Satisfied” means, with respect to the Senior Liabilities, that all of the Senior Liabilities shall have been indefeasibly paid in full in cash, and all financing arrangements and accommodations by and among the Borrowers, Agent and Lenders shall have been terminated and Lenders have no obligation to make any loans, financial accommodations or advance any funds that would constitute Senior Liabilities to any Borrower, and the cancellation of all related letters of credit, bankers’ acceptances, bank products, swaps and other hedging products or similar instruments issued under, or otherwise secured by or collateralized through, the Loan Agreement or any of the Financing Agreements.

     “Senior Default” means the occurrence or existence of any “Default” or “Event of Default” (each as defined in the Loan Agreement).

     “Senior Liabilities” means, collectively, any and all liabilities, obligations and indebtedness of each Borrower (whether for principal, interest, fees, charges, indemnities, fees, costs, expenses, prepayment fees, default interest, reasonable attorneys’ fees and any other sums or amounts) howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or arising, or due or to become due, to Agent and Lenders (or any replacement agent or lender in connection any refinancing of any or all of the Senior Liabilities), including, without limitation, under and pursuant to the Loan Agreement or the Financing Agreements (as defined in the Loan Agreement); it being expressly understood and

[Schedule A to Investor Rights Agreement]

agreed that the term “Senior Liabilities”, as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any Proceeding, notwithstanding any provision or rule of law or statute which might restrict the rights of Agent and Lenders, as against Company or any other Borrower or any other Person, to collect such interest, and any costs of collection or enforcement (including reasonable attorneys’ fees).

“Subordinated Collection Action” means (x) any demand of or for or acceleration of any or all of the Junior Liabilities, (y) the filing or initiating, or joining with any Person in filing or initiating, a Proceeding against, Company, or (z) any judicial proceeding or other action of any kind initiated or taken by Investor, or by Investor in concert with any other Person or by any other Person with the support of Investor, against Company or any other Person to collect the Junior Liabilities.

[Schedule A to Investor Rights Agreement]